Exhibit 99.7

CONSENT OF SRK CONSULTING (US), INC

The undersigned hereby states as follows:

Our firm assisted with the “NI 43-101 Technical Report, Capital Gold Corporation, El Chanate Gold Mine, Sonora, Mexico” (the “Technical Report”) for Capital Gold Corporation (the “Company”) dated November 27, 2009, portions of which are summarized in this Annual Report on Form 10-K for the year ended July 31, 2010 (the “Form 10-K”). Our firm also assisted with the “National Instrument 43-101 Technical Report on Resources – Nayarit Gold Inc. – Orion Project, State of Nayarit, Mexico” dated December 29, 2009, and “National Instrument 43-101 Preliminary Economic Assessment – Nayarit Gold Inc. – Orion Project, Animas/Del Norte Zone, State of Nayarit, Mexico” dated February 5, 2010, portions of which are also summarized in the Annual Report on Form 10-K for the year ended July 31, 2010 (the “Form 10-K”) filed with the Securities & Exchange Commission (“SEC”) on October 14, 2010.

We hereby consent to the incorporation by reference in the Company’s Registration Statement on Form F-4 filed with the SEC on November 4, 2010, of the summary information concerning the Technical Report and all information derived therefrom, including the reference to our firm included with such information as set forth in the Form 10-K and its incorporation by reference to the Form F-4.

Date: November 4, 2010	SRK CONSULTING (U.S.), INC.

/s/ Bret Swanson
	Name:	Bret Swanson, MAusIMM
	Title:	Principal Mining Engineer

/s/ Peter Clarke
	Name:	Peter Clarke, P. Eng.
	Title:	Principal Mining Engineer